Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Tel: 9644 9531 Email:audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 30, 2025, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Mercurity Fintech Holding Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Onestop Assurance PAC

Singapore

May 12, 2025